Exhibit 23(c)





                              ACCOUNTANTS' CONSENT



The Shareholders and Board of Directors
Capitol American Financial Corporation:

     We consent to the incorporation by reference herein of our report dated January 31, 1996, related to the consolidated financial statements of Capitol American Financial Corporation and subsidiaries, and to the reference to our firm under the headings "Selected Historical Financial Information of CAF" and "Experts" in the Proxy Statement/Prospectus.



                                                    /s/ KPMG PEAT MARWICK LLP
                                                    -------------------------
                                                     KPMG PEAT MARWICK LLP


Columbus, Ohio
September 17, 1996